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                                                                   Exhibit 10(Y)

                              CONSULTING AGREEMENT



         THIS AGREEMENT, made and entered into the 27th day of January, 1995, by and between MOBILE GAS SERVICE CORPORATION (hereinafter referred to as "Mobile Gas"), and WALTER L. HOVELL (hereinafter referred to as "Consultant").

         WHEREAS, Consultant will retire effective at the close of business on January 31, 1995 from his employment as President and Chief Executive Officer of Mobile Gas;

         WHEREAS, during his long tenure as an employee of Mobile Gas, Consultant has gained invaluable knowledge and experience regarding the business operations of Mobile Gas and it subsidiaries; and

         WHEREAS, Mobile Gas desires to retain Consultant so that his services will be available to Mobile Gas, all as hereinafter more specifically set forth.



         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, it is hereby agreed as follows:



         1.      TERM.

                 a. The term of this Agreement shall commence on February 1, 1995, and shall end on January 31, 1999, unless sooner terminated in accordance with the provisions of Section 1(b) hereof.

                 b. This Agreement shall terminate upon the death or material disability of Consultant. The Board of Directors of Mobile Gas may terminate this Agreement in its





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sole discretion, without further obligation, in the event of a material breach of this Agreement by Consultant.

         2.      CONSULTING DUTIES.

                 a. Consultant will provide such consulting services as may be requested of him by the Board of Directors of Mobile Gas, or by the President and Chief Executive Officer of Mobile Gas.

                 b. In providing services under this Agreement, Consultant will be acting as an independent contractor and not as an employee of Mobile Gas or any of its subsidiaries. Consultant shall have no power to bind Mobile Gas or any of its subsidiaries or to commit them to any policy position, contract or other course of action. Subject to the provisions of
Section 4, consultant is free to render services to such other business entities as he chooses.



         3.      COMPENSATION.

                 a. During the term of this Agreement, Consultant shall be paid $1,500 per month, all payments will be made in arrears on the last day of each month commencing February 28, 1995.

                 b. Fees and other compensation received by Consultant hereunder shall not be deemed to be "compensation" or "salary" for purposes of any Mobile Gas employee benefit plan or for any other purpose. Amounts paid hereunder shall not be subject to federal, state or local income or employment tax withholding and will be reported





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by Mobile Gas on Internal Revenue Form 1099.  Consultant will be responsible for reporting this income and paying all applicable income and self-employment taxes relating thereto.

                 c. Consultant will be entitled to reimbursement for all ordinary, necessary and reasonable expenses incurred by him in connection with the performance of consulting services requested of him by the Board of Directors of Mobile Gas or by the President and Chief Executive Officer of Mobile Gas, subject to Consultant's providing such expense reporting as is normally required by Mobile Gas for such reimbursements.



         4. NON-COMPETITION. During the term hereof, the Consultant will not become interested (including without limitation as an individual, partner, shareholder, officer, employee, director, principal, agent or consultant) in any business which conducts activities in the market area of the Company or any of its subsidiaries similar to the business of the Company or any of its subsidiaries.



         5.      MISCELLANEOUS.

                 a. This Agreement constitutes the entire understanding and agreement of the parties and supersedes all prior negotiations, understandings and agreement, whether oral or written, with respect to the subject matter hereof.

                 b. This Agreement shall be governed by and construed according to the laws of the State of Alabama.





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         IN WITNESS WHEREOF, Mobile Gas has caused this instrument to be executed by its officer thereunder duly authorized on the day and year indicated above, and Consultant has hereunto set his hand and seal on the day and year indicated above.



                                              MOBILE GAS SERVICE CORPORATION



                                              By:      /s/John S. Davis
                                                       Its:    President and CEO


                                              CONSULTANT:


                                              /s/ Walter L. Hovell
                                              WALTER L. HOVELL





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